AGREEMENT AND DECLARATION OF TRUST
OF
PRINCIPAL PRIVATE CREDIT FUND I
A Delaware Statutory Trust

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	TABLE OF CONTENTS
		Page
Section 10.11	Provisions in Conflict with Law	32
Section 10.12	Alternative Voting	33
Section 10.13	Use of Name	33

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AGREEMENT AND DECLARATION OF TRUST
OF
PRINCIPAL PRIVATE CREDIT FUND I
This AGREEMENT AND DECLARATION OF TRUST of Principal Private Credit Fund I (the “Trust”) is made as of April 12, 2024 by the Trustees hereunder (together with all persons from time to time duly elected, qualified and serving as Trustees in accordance with Article III hereof).
WHEREAS, the Trustees desire to create a statutory trust to carry on the business of a closed-end management investment company as defined in the 1940 Act;
WHEREAS, the Trust shall be formed under the Delaware Statutory Trust Act upon the filing of the Certificate of Trust of the Trust in the Office of the Secretary of State of the State of Delaware;
WHEREAS, the Trustees desire that the beneficial interest in the assets of the Trust be divided into transferable shares of beneficial interest, as hereinafter provided; and
WHEREAS, the Trustees declare that all money and property contributed to the Trust established hereunder shall be held and managed in trust for the benefit of the holders of the shares of beneficial interest issued hereunder and subject to the provisions hereof;
NOW, THEREFORE, in consideration of the foregoing, the undersigned Trustees hereby declare that all money and property contributed to the Trust hereunder shall be held and managed in trust under this Agreement and Declaration of Trust (“Declaration of Trust”) herein set forth below.
ARTICLE I
NAME AND DEFINITIONS
Section 1.1    Name. The name of the trust established hereby is “Principal Private Credit Fund I” and the Trustees shall conduct the business of the Trust under this name, or any other name as the Trustees may from time to time determine. The Trustees may, without Shareholder approval, change the name of the Trust or of any Class thereof.
Section 1.2    Registered Agent and Registered Office. The name of the registered agent of the Trust and the address of the registered office of the Trust in the State of Delaware are as set forth in the Certificate of Trust. The Trustees may, without Shareholder approval, change the registered agent and the registered office of the Trust.

Section 1.3    Definitions. Wherever used herein, unless otherwise required by the context or specifically provided:
(a)    “Act” means the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq., as amended from time to time;
(b)    “By-laws” means the By-laws referred to in Section 4.1(e) hereof, as from time to time amended;
(c)    The terms “Affiliated Person,” “Commission,” “Interested Person,” “Investment Adviser” and “Principal Underwriter” shall have the meanings given them in the 1940 Act. “Majority Shareholder Vote” shall have the same meaning that the term “vote of a majority of the outstanding voting securities” is given in the 1940 Act;
(d)    “Certificate of Trust” means the certificate of trust of the Trust filed on April 12, 2024 with the Office of the Secretary of State of the State of Delaware, as required under the Act, as such certificate is amended or restated from time to time;
(e)    “Class” means any division of Shares within the Trust, which Class is or has been established in accordance with the provisions of Section 2.6 hereof;
(f)    “Electronic Transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such recipient through an automated process;
(g) “Fundamental Policies” means the investment policies and restrictions as set forth from time to time in any prospectus or contained in any current registration statement of the Trust filed with the Commission or as otherwise adopted by the Trustees and the Shareholders in accordance with applicable requirements of the 1940 Act and designated as fundamental policies therein as they may be amended from time to time in accordance with applicable requirements of the 1940 Act;
(h)    “Initial Trustee” means John L. Sullivan in his capacity as a Trustee of the Trust;
(i)    “Net Asset Value” means the net asset value of the Trust or Class of the Trust determined in the manner provided in Section 8.3 hereof;
(i)    “Outstanding Shares” means those Shares recorded from time to time in the books of the Trust or its transfer agent as then issued and outstanding, but shall not include Shares which have been redeemed or repurchased by the Trust and which are at the time held in the treasury of the Trust;
(j) “Person” means individuals, corporations, partnerships, trusts, limited liability companies, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof;

(k)    “Shareholder” means a record owner of Outstanding Shares of the Trust;
(l)    “Shares” means the equal proportionate transferable units of beneficial interest into which the beneficial interest of each Class thereof shall be divided and may include fractions of Shares as well as whole Shares. In addition, Shares also means any preferred shares or preferred units of beneficial interest that may be issued from time to time, as described herein;
(m)    “Trust” refers to Principal Private Credit Fund I;
(n)    “Trustee” or “Trustees” means the person or persons who has or have signed this Declaration of Trust, so long as such person or persons shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly qualified and serving as Trustees in accordance with the provisions of Article III hereof, and reference herein to a Trustee or to the Trustees shall refer to the individual Trustees in their capacity as Trustees hereunder (the Trustees may be collectively referred to herein as the “Board of Trustees”);
(o)    “Trust Property” means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust, or the Trustees on behalf of the Trust; and
(p)    The “1940 Act” refers to the Investment Company Act of 1940 and the rules and regulations thereunder, all as amended from time to time.

ARTICLE II
BENEFICIAL INTEREST
Section 2.1    Shares of Beneficial Interest. The beneficial interest in the Trust shall be divided into such transferable Shares of one or more separate and distinct Classes as the Trustees shall from time to time create and establish. The number of Shares of each Class authorized hereunder is unlimited. Each Share shall have no par value, unless otherwise determined by the Trustees. All Shares issued hereunder, including, without limitation, Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and nonassessable.
Section 2.2    Other Securities. The Trustees may, subject to the Fundamental Policies and the requirements of the 1940 Act, authorize and issue such other securities of the Trust as they determine to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Trustees see fit, including preferred interests, debt securities or other senior securities. To the extent that the Trustees authorize and issue preferred shares of any class or series, they are hereby authorized and empowered to amend or supplement this Declaration of Trust as they deem necessary or appropriate, including to comply with the requirements of the 1940 Act or requirements imposed by the rating agencies or other Persons, all without the approval of Shareholders. Any such supplement or amendment shall be filed as is necessary. The Trustees are also authorized to take such actions and retain such persons as they see fit to offer and sell such securities.
Section 2.3    Issuance of Shares. The Trustees in their discretion may, from time to time, without vote of the Shareholders, issue Shares, including preferred shares, of each Class to such party or parties and for such amount and type of consideration (or for no consideration if pursuant to a Share dividend or split-up), subject to applicable laws and regulations, including cash or securities (including Shares of a different Class), at such time or times and on such terms as the Trustees may deem appropriate, and may in such manner acquire other assets (including the acquisitions of assets subject to, and in connection with, the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares and Shares held in the treasury of the Trust. The Trustees may from time to time divide or combine the Shares of the Trust or any Class into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares of the Trust or such Class in the assets held with respect to the Trust or such Class. The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Class into one or more Classes that may be established and designated from time to time.
Any Trustee, officer, employee or agent of the Trust, and any organization in which any such person is interested, may acquire, own, hold and dispose of Shares of any Class of the Trust to the same extent as if such person were not a Trustee, officer, employee or agent of the Trust; and the Trust may issue and sell or cause to be issued and sold and may purchase Shares of any Class from any such person or any such organization subject only to the general limitations, restrictions or other provisions applicable to the sale or purchase of Shares of such Class generally.

Section 2.4    Ownership and Transfer of Shares. The Trust or a transfer agent for the Trust shall maintain a register containing the names and addresses of the Shareholders of each Class thereof, the number of Shares of each Class held by such Shareholders, and a record of all Share transfers. The register shall be conclusive as to the identity of Shareholders of record and the number of Shares held by them from time to time. The Trust shall not issue certificates representing Shares except as the Trustees may otherwise determine from time to time. Shares and adopt rules governing their use. The Trustees may make rules governing the transfer of Shares, whether or not represented by certificates. Except as otherwise provided by the Trustees, Shares shall be transferable on the books of the Trust only by the record holder thereof or by his duly authorized agent upon delivery to the Trustees or the Trust’s transfer agent of a duly executed instrument of transfer, together with a Share certificate if one is outstanding, and such evidence or the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees. Upon such delivery, and subject to any further requirements specified by the Trustees or contained in the By-laws, the transfer shall be recorded on the books of the Trust. Until a transfer is so recorded, the Shareholder of record of Shares shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor the Trust nor any transfer agent, registrar, officer, employee or agent of the Trust shall be affected by any notice of a proposed transfer.
Section 2.5    Treasury Shares. Shares held in the treasury of the Trust shall, until reissued pursuant to Section 2.3 hereof, not confer any voting rights on the Trustees, nor shall such Shares be entitled to any dividends or other distributions declared with respect to the Shares.
Section 2.6    Establishment of Classes. The Trust shall consist of one or more Classes, and separate and distinct records shall be maintained by the Trust for each Class. The Trustees shall have full power and authority, in their sole discretion, and without obtaining any prior authorization or vote of the Shareholders of any Class of the Trust, to establish and designate and to change in any manner any initial or additional Classes and to fix such preferences, voting powers, conversion and other rights, privileges, restrictions, limitations as to dividends, qualifications, and conditions of redemption of such Classes as the Trustees may from time to time determine, to divide or combine the Shares of any Class into a greater or lesser number, to classify or reclassify any issued Shares of any Class into one or more Classes of Shares, and to take such other action with respect to the Shares as the Trustees may deem desirable. Unless another time is specified by the Trustees, the establishment and designation of any Class shall be effective upon the adoption of a resolution by the Trustees setting forth such establishment and designation and the preferences, powers, rights and privileges of the Shares of such Class, whether directly in such resolution or by reference to, or approval of, another document that sets forth such relative rights and preferences of such Class, including without limitation any registration statement of the Trust filed with the Commission, or as otherwise provided in such resolution. The Trust may issue any number of Shares of each Class and need not issue certificates for any Shares.

    All references to Shares in this Declaration of Trust shall be deemed to be Shares of any or all Classes as the context may require. All provisions herein relating to the Trust shall apply equally to each Class of the Trust except as the context otherwise requires.
    Each Share of any Class shall be equal to each other Share of that Class; but the provisions of this sentence shall not restrict any distinctions permissible under this Section 2.6.
Section 2.7    Investment in the Trust. The Trustees shall accept investments in any Class of the Trust from such persons and on such terms as they may from time to time authorize. At the Trustees’ discretion, such investments, subject to applicable law, may be in the form of cash or securities in which the Trust is authorized to invest, valued as provided in Section 8.3 hereof, or other property. Unless the Trustees otherwise determine, investments in a Class shall be credited to each Shareholder’s account in the form of full Shares at the Net Asset Value per Share next determined after the investment is received. Without limiting the generality of the foregoing, the Trustees may, in their sole discretion, (a) fix the Net Asset Value per Share of the initial capital contribution, (b) impose sales or other charges upon investments in the Trust or (c) issue fractional Shares. The Trustees shall have the right to refuse to accept investments in any Class at any time without any cause or reason whatsoever.
Section 2.8    Assets and Liabilities Belonging to a Class. All consideration received by the Trust for the issue or sale of Shares of a particular Class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held and accounted for separately from the other assets of the Trust and of every other Class and may be referred to herein as “assets belonging to” that Class. The assets belonging to a particular Class shall belong to that Class for all purposes, and to no other Class, subject only to the rights of creditors of that Class. In addition, any assets, income, earnings, profits or funds, or payments and proceeds with respect thereto, which are not readily identifiable as belonging to any particular Class, shall be allocated by the Trustees between and among one or more of the Classes in such manner as the Trustees, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Classes for all purposes, and such assets, income, earnings, profits or funds, or payments and proceeds with respect thereto shall be assets belonging to that Class, as the case may be. The assets belonging to a particular Class shall be so recorded upon the books of the Trust and shall be held by the Trustees in trust for the benefit of the holders of Shares of that Class, as the case may be.
    The assets belonging to each particular Class shall be charged with the liabilities of that Class and all expenses, costs, charges and reserves attributable to that Class. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Class shall be allocated and charged by the Trustees between or among any one or more of the Classes in such manner as the Trustees in their sole discretion deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Classes for all purposes. The liabilities, expenses, costs, charges and reserves allocated and so charged to a Class are herein referred to as “liabilities belonging to” that Class. To the extent permitted by rule or order of the Commission, the Trustees may allocate all or a portion of any liabilities belonging to a particular Class or Classes as the Trustees may from time to time determine is appropriate.
    Without limitation of the foregoing provisions of this Section 2.8, but subject to the right of the Trustees in their discretion to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Class shall be enforceable against the assets belonging to such Class only, and not against the assets of the Trust generally or any other Class. Each contract entered into by the Trust which is or may be an obligation of a Class shall contain a provision to the effect that the parties to the contract will look only to the assets belonging to the Class for the satisfaction of any liability, and not to any extent to the assets of any other Class or the Trust generally. If, notwithstanding the preceding sentence, any liability properly charged to a Class is paid from the assets of another Class, the Class from whose assets the liability was paid shall be reimbursed from the assets of the Class to which such liability belonged.
Section 2.9    No Preemptive or Appraisal Rights. Shareholders shall have no preemptive or other similar rights to subscribe to any additional Shares or other securities issued by the Trust or the Trustees, whether of the same or another Class. No Shareholder shall be entitled, as a matter of right, to appraisal rights or to any other relief as a dissenting Shareholder in respect of any proposal or action involving the Trust or any Class thereof.
Section 2.10    Conversion Rights. The Trustees shall have the authority to provide from time to time that the holders of Shares of any Class shall have the right to convert or exchange said Shares for or into Shares of one or more other Classes in accordance with such requirements and procedures as may be established from time to time by the Trustees.
Section 2.11    Derivative Actions. No person, other than a Trustee, who is not a Shareholder of a particular Class shall be entitled to bring any derivative action, suit or other proceeding on behalf of or with respect to such Class. No Shareholder of a Class may bring a derivative action with respect to such Class unless holders of at least ten percent (10%) of the outstanding Shares of such Class join in the bringing of such action. Except as otherwise provided in Section 3816 of the Act and the foregoing provisions of this Section 2.11, all matters relating to the bringing of derivative actions in the right of the Trust shall be governed by the General Corporation Law of the State of Delaware relating to derivative actions, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

In addition to the requirements set forth in Section 3816 of the Act, a Shareholder may bring a derivative action on behalf of the Trust with respect to a Class only if the following conditions are met: (a) the Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed; and a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, has a personal financial interest in the transaction at issue, and a Trustee shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a Shareholder demand by virtue of the fact that such Trustee receives remuneration for his service as a Trustee of the Trust or as a trustee or director of one or more investment companies that are under common management with or otherwise affiliated with the Trust; and (b) unless a demand is not required under clause (a) of this paragraph, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and shall require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action. For purposes of this Section 2.11, the Trustees may designate a committee of one Trustee to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who do not have a personal financial interest in the transaction at issue. The requirements of this Section 2.11 do not apply to claims arising under the federal securities laws to the extent that any such federal securities laws, rules, or regulations do not permit such application.
Section 2.12    Status of Shares. Shares shall be deemed to be personal property giving only the rights provided in this Declaration of Trust. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the By-laws and the terms hereof. The death, incapacity, dissolution, termination or bankruptcy of a Shareholder during the continuance of the Trust shall not operate to terminate the Trust nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners.

Section 2.13    Fees and Expenses. Notwithstanding anything to the contrary contained in this Declaration of Trust, each Share of any Class may be subject to such sales loads or charges, whether initial, deferred or contingent, or any combination thereof, or any other type of sales load or charge; to such expenses and fees (including, without limitation, distribution expenses, administrative expenses under an administrative or service agreement, plan or other arrangement, however designated, and other administrative, recordkeeping, redemption, service and other fees, however designated); to such account size requirements; and to such other rights and provisions; which may be the same or different from any other Share of any Class, including any other Share of the same Class, all as the Board of Trustees may from time to time establish and/or change in accordance with applicable laws and regulations.
    Section 2.14    Payment of Expenses By The Trust. Subject to the provisions of Section 2.8 hereof, the Trust or a particular Class shall pay, or shall reimburse the Trustees from the assets belonging to the Trust or the appropriate Class for their expenses and disbursements, including, without limitation, fees and expenses of Trustees, interest expense, taxes, fees and commissions of every kind, expenses of pricing Trust portfolio securities, expenses of issue, repurchase and redemption of shares, including expenses attributable to a program of periodic repurchases or redemptions, expenses of registering and qualifying the Trust and its Shares under Federal and State laws and regulations or under the laws of any foreign jurisdiction, charges of third parties, including investment advisers, managers, custodians, transfer agents, portfolio accounting and/or pricing agents, and registrars, expenses of preparing and setting up in type prospectuses and statements of additional information and other related Trust documents, expenses of printing and distributing prospectuses sent to existing Shareholders, auditing and legal expenses, reports to Shareholders, expenses of meetings of Shareholders and proxy solicitations therefor, insurance expenses, association membership dues and for such non-recurring items as may arise, including litigation to which the Trust (or a Trustee acting as such) is a party, and for all losses and liabilities by them incurred in administering the Trust, and for the payment of such expenses, disbursements, losses and liabilities the Trustees shall have a lien on the assets belonging to the appropriate Class, on the assets of each such Class, prior to any rights or interests of the Shareholders thereto. This section shall not preclude the Trust from directly paying any of the aforementioned fees and expenses.
Section 2.15    Status of Shares; Limitation of Personal Liability. Shareholders shall have no rights, privileges, claims or remedies under any contract or agreement entered into by the Trust with any service provider or other agent to or contractor with the Trust, including any third-party beneficiary rights. None of the Trust, the Trustees or any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, nor to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay. No Shareholder shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Class. Shareholders shall be entitled, to the fullest extent permitted by law, to the same limitation of personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit.

ARTICLE III
THE TRUSTEES
Section 3.1    Management of the Trust. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration of Trust. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States, in the District of Columbia, in any and all commonwealths, territories, dependencies, colonies, or possessions of the United States, and in any foreign jurisdiction and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust or a Class of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees.
The enumeration of any specific power in this Declaration of Trust shall not be construed as limiting the aforesaid power. The powers of the Trustees may be exercised without order of or resort to any court.
Section 3.2    Initial Trustee. The Initial Trustee shall initially be the sole Trustee of the Trust and shall have and exercise all powers of the Trustees under this Declaration of Trust. Prior to the issuance of Shares by the Trust, the Initial Trustee shall appoint new Trustees, and the number of Trustees constituting the Board of Trustees shall be equal to the number of persons appointed as Trustees by the Initial Trustee and thereafter may be fixed from time to time by the Trustees, provided, however, that the number of Trustees shall in no event be less than two (2). Upon such appointment, the Initial Trustee may but is not required to resign as a Trustee.
Section 3.3    Term of Office of Trustees. Each Trustee shall hold office during the existence of this Trust, and until the termination of the Trust as herein provided, except that: (a) any Trustee may resign his trust by written instrument signed by him and delivered to the Chairman, President, Secretary, or another Trustee of the Trust, which shall take effect upon such delivery or upon such later date as is specified therein; (b) any Trustee may be removed, with or without cause, at any time by written instrument, signed by a majority of the Trustees prior to such removal, specifying the date when such removal shall become effective; (c) any Trustee who requests in writing to be retired or who has become physically or mentally incapacitated by reason of disease or otherwise, or is otherwise unable to serve, may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; and (d) a Trustee may be removed, with or without cause, at any meeting of the Shareholders of the Trust by a vote of Shareholders owning at least two-thirds of the outstanding Shares.

Section 3.4    Vacancies and Appointment of Trustees. In case of the refusal to serve, death, resignation, retirement, removal, physical or mental incapacity by reason of disease or otherwise of a Trustee, or a Trustee is otherwise unable to serve, or of an increase in the number of Trustees, a vacancy shall occur. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled, the other Trustees shall have all the powers granted to the Trustees and shall discharge all the duties imposed on the Trustees under this Declaration of Trust. As evidence of such vacancy, an instrument certifying the existence of such vacancy may be executed by an officer of the Trust or a Trustee, and such certificate shall be conclusive as to such vacancy. In the case of an existing vacancy, the remaining Trustee or Trustees shall fill such vacancy by appointing such other person as such Trustee or Trustees in their discretion shall see fit consistent with the limitations under the 1940 Act, unless such Trustee or Trustees determine, in accordance with Section 3.2, to decrease the size of the Board to the number of remaining Trustees.
An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees.
    An appointment of a Trustee shall be effective upon the acceptance of the person so appointed to serve as Trustee, except that any such appointment in anticipation of a vacancy shall become effective at or after the date such vacancy occurs.
Section 3.5    Effect of Death, Resignation, Etc. of a Trustee. The refusal to serve, death, resignation, retirement, removal, incapacity, or inability of the Trustees, or any one of them, shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.
Section 3.6    Ownership of Assets of the Trust. Legal title in and beneficial ownership of all of the assets of the Trust shall at all times be considered as vested in the Trustees, except that the Trustees may cause legal title in and beneficial ownership of any Trust Property to be held by, or in the name of one or more of the Trustees acting for and on behalf of the Trust, or in the name of any person as nominee acting for and on behalf of the Trust. No Shareholder shall be deemed to have a severable ownership interest in any individual asset of the Trust or of any Class, or any right of partition or possession thereof, but each Shareholder shall have, except as otherwise provided for herein, a proportionate undivided beneficial interest in each Class the Shares of which are owned by such Shareholder. The Shares shall be personal property giving only the rights specifically set forth in this Declaration of Trust. The Trust, or at the determination of the Trustees, one or more of the Trustees or a nominee acting for and on behalf of the Trust, shall be deemed to hold legal title and beneficial ownership of any income earned on securities of the Trust issued by any business entities formed, organized, or existing under the laws of any jurisdiction, including the laws of any foreign country. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee.

Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver such documents as the remaining Trustees shall require as provided in the preceding sentence.
ARTICLE IV
POWERS OF THE TRUSTEES
Section 4.1    Powers. The Trustees in all instances shall act as principals and are and shall be free from the control of the Shareholders. The Trustees shall, subject to the Fundamental Policies and the requirements of the 1940 Act, have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. The Trustees shall not in any way be bound or limited by present or future laws or customs in regard to trust investments but shall have full authority and power to make any and all investments which they, in their sole discretion, shall deem proper to accomplish the purpose of this Trust without recourse to any court or other authority. Subject to any applicable limitation in this Declaration of Trust, the Trustees shall have power and authority:
(a)    To invest and reinvest cash and other property, and to hold cash or other property uninvested, and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust;
(b)    To operate as and carry on the business of an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations, including the power to invest all or any part of its assets in the securities of another investment company;
(c)    To borrow money and in this connection issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security the Trust Property; to endorse, guarantee, or undertake the performance of an obligation, liability or engagement of any person; and to lend Trust Property;
(d)    To provide for the distribution of interests of the Trust either through a Principal Underwriter in the manner hereinafter provided for or by the Trust itself, or both, or otherwise pursuant to a plan of distribution of any kind;
(e)    To adopt By-laws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and to exercise the exclusive power to amend, restate and repeal such By-laws, subject to and in accordance with the provisions of such By-laws;
(f)    To elect or appoint and remove such officers and appoint and terminate such agents and contractors as they consider appropriate, any of whom may be a Trustee;

(g)    To employ one or more banks, trust companies or companies that are members of a national securities exchange or such other entities as custodians of any assets of the Trust, subject to the 1940 Act and to any conditions set forth in this Declaration of Trust or the By-laws;
(h)    To retain one or more transfer agents and shareholder servicing agents, or both;
(i)    To set record dates in the manner provided herein or in the By-laws;
(j)    To delegate such authority (which delegation may include the power to sub-delegate) as they consider desirable to any officers of the Trust and to any investment adviser, manager, administrator, custodian, underwriter or other agent or independent contractor;
(k)    To enter into joint ventures, general or limited partnerships and any other combinations or associations;
(l)    To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;
(m)    To the extent permitted by law, indemnify any person with whom the Trust or any Class has dealings;
(n)    To engage in and to prosecute, defend, compromise, abandon, or adjust by arbitration, or otherwise, any actions, suits, proceedings, disputes, claims and demands relating to the Trust, and out of the assets of the Trust or any Class thereof to pay or to satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any appropriate committee thereof, in the exercise of their or its good faith business judgment, to dismiss any action, suit, proceeding, dispute, claim or demand, derivative or otherwise, brought by any person, including a Shareholder in its own name or the name of the Trust, whether or not the Trust or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust;

(o)    To purchase and pay for entirely out of Trust Property such insurance as they may deem necessary or appropriate for the conduct of the business of the Trust, including, without limitation, insurance policies insuring the Trust Property and payment of distributions and principal on its investments, and insurance policies insuring the Shareholders, Trustees, officers, representatives, employees, agents, investment advisers, managers, administrators, custodians, underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person in such capacity, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability;
(p)    To sell or exchange any or all of the assets of the Trust, subject to the provisions of Sections 10.4(b) and 10.5(a) hereof;
(q)    To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities, debt instruments or property; and to execute and deliver powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with respect to securities, debt instruments or property as the Trustees shall deem proper;
(r)    To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities or debt instruments;
(s)    To hold any security or property in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form; or either in the name of the Trustees or of the Trust or in the name of a custodian, subcustodian or other depository or a nominee or nominees or otherwise;
(t)    To establish Classes thereof having relative rights, powers and duties as they may provide consistent with applicable laws and regulations;
(u)    To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation, issuer or concern, any security or debt instrument of which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation, issuer or concern; and to pay calls or subscriptions with respect to any security or debt instrument held in the Trust;
(v)    To make distributions of income and of capital gains to Shareholders in the manner herein provided;

(w)     To establish, from time to time, a minimum investment amount for Shareholders in the Trust, which may be different for each Class, and to impose account fees on and/or require the redemption of the Shares of any Shareholders whose investment is less than such minimum amount;
(x)    To cause each Shareholder, or each Shareholder of any particular Class, to pay directly, in advance or arrears, for administrative and other fees and charges of the Trust’s custodian or transfer, shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder;
(y)    To establish one or more committees comprised of one or more of the Trustees, and to delegate any of the powers of the Trustees to said committees and to adopt a committee charter providing for such responsibilities, membership (including Trustees, officers or other agents of the Trust therein) and any other characteristics of said committees as the Trustees may deem proper;
(z)    To interpret the investment policies, practices or limitations of any Class;
(aa)    To establish a registered office and have a registered agent in the State of Delaware;
(bb)    To compensate or provide for the compensation of the Trustees, officers, advisers, administrators, custodians, other agents, consultants, contractors and employees of the Trust or the Trustees on such terms as they deem appropriate; and
(cc)    In general, to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.
    The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees. Any action by one or more of the Trustees in his or their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Class, and not an action in an individual capacity.
    No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.

Section 4.2    Issuance and Repurchase of Shares. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, exchange, and otherwise deal in Shares and, subject to the provisions set forth in Article II, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust, or the particular Class of the Trust, with respect to which such Shares are issued.
Section 4.3    Action by the Trustees. The Trustees shall act by majority vote at a meeting duly called or, unless the 1940 Act requires that a particular action be taken only at a meeting at which the Trustees are present in person, by written consent of Trustees having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Trustees entitled to vote thereon were present and voted, or by telephone meeting or a meeting held by other means of remote communication. At any meeting of the Trustees, one-third (1/3) of the Trustees then in office shall constitute a quorum. Regular meetings of the Trustees may be held at such times and places as the Trustees may from time to time determine, and if so determined, notices thereof need not be given. Special meetings of the Trustees may be called orally or in writing by the President or by a majority of the Trustees. Notice of the time, date and place of all meetings of the Trustees shall be given in advance of the meetings by telephone, mail, Electronic Transmission or as otherwise provided in the By-laws or permitted by applicable law. Notice need not be given to any Trustee who attends a meeting without objecting to the lack of notice or who executes a written waiver of notice with respect to the meeting, whether before or after the meeting. Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any one or more of their number their authority to approve particular matters or take particular actions on behalf of the Trust. Written consents or waivers of the Trustees may be executed in one or more counterparts. Execution of a written consent or waiver and delivery thereof to the Trust may be accomplished by Electronic Transmission.
Section 4.4    Chairman of the Trustees. The Trustees may appoint one of their number to be Chairman of the Board of Trustees. The Chairman shall preside at all meetings of the Trustees at which he is present and may be (but is not required to be) the chief executive, financial, and/or accounting officer of the Trust.
Section 4.5    Principal Transactions. Except to the extent prohibited by applicable laws and regulations, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any Affiliated Person of the Trust, investment adviser, investment sub-adviser, distributor or transfer agent for the Trust or with any Interested Person of such Affiliated Person or other person; and the Trust may employ any such Affiliated Person or other person, or firm or company in which such Affiliated Person or other person is an Interested Person, as broker, legal counsel, registrar, investment adviser, investment sub-adviser, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.

ARTICLE V
SERVICE CONTRACTS
Section 5.1    Service Contracts. Subject to compliance with the provisions of the 1940 Act, but notwithstanding any limitations of present and future law or custom in regard to delegation of powers by trustees generally, the Trustees may, at any time and from time to time and without limiting the generality of their powers and authority otherwise set forth herein, enter into one or more contracts with any one or more corporations, trusts, associations, partnerships, limited partnerships, other types of organizations or individuals to provide for the performance and assumption of some or all of the following services, duties and responsibilities to, for or of the Trust and/or the Trustees, and to provide for the performance and assumption of such other services, duties and responsibilities in addition to those set forth below as the Trustees may determine to be appropriate:
(a)    Investment Adviser and Investment Sub-Adviser. The Trustees may in their discretion, from time to time, enter into an investment advisory or management contract or contracts with respect to the Trust whereby the other party or parties to such contract or contracts shall undertake to furnish the Trust with such management, investment advisory, statistical and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any other provision of this Declaration of Trust, the Trustees may authorize any investment adviser (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales or exchanges of portfolio securities, other investment instruments of the Trust, or other Trust Property on behalf of the Trustees, or may authorize any officer, agent, or Trustee to effect such purchases, sales or exchanges pursuant to recommendations of the investment adviser (and all without further action by the Trustees). Any such purchases, sales and exchanges shall be deemed to have been authorized by the Trustees.
    The Trustees may authorize, subject to applicable requirements of the 1940 Act, the investment adviser to employ, from time to time, one or more sub-advisers to perform such of the acts and services of the investment adviser, and upon such terms and conditions, as may be agreed upon between the investment adviser and sub-adviser. Any reference in this Declaration of Trust to the investment adviser shall be deemed to include such sub-advisers, unless the context otherwise requires.
(b)    Principal Underwriter. The Trustees may in their discretion from time to time enter into an exclusive or non-exclusive underwriting contract or contracts providing for the sale of Shares, whereby the Trust may either agree to sell Shares to the other party to the contract or appoint such other party its sales agent for such Shares. In either case, the contract may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Trust.

(c)    Administrator. The Trustees may in their discretion from time to time enter into one or more contracts whereby the other party or parties shall undertake to furnish the Trust with administrative services. The contract or contracts shall be on such terms and conditions as the Trustees may in their discretion determine.
(d)    Transfer Agent. The Trustees may in their discretion from time to time enter into one or more transfer agency and Shareholder service contracts whereby the other party or parties shall undertake to furnish the Trustees with transfer agency and Shareholder services. The contract or contracts shall be on such terms and conditions as the Trustees may in their discretion determine.
(e)    Administrative Service and Distribution Plans. The Trustees may, on such terms and conditions as they may in their discretion determine, adopt one or more plans pursuant to which compensation may be paid directly or indirectly by the Trust for Shareholder servicing, administration and/or distribution services with respect to one or more Classes, including without limitation plans subject to, or operated in accordance with, Rule 12b-1 (or any successor rule) under the 1940 Act, and the Trustees may enter into agreements pursuant to such plans.
(f)    Fund Accounting. The Trustees may in their discretion from time to time enter into one or more contracts whereby the other party or parties undertakes to handle all or any part of the Trust’s accounting responsibilities, whether with respect to the Trust’s properties, Shareholders or otherwise.
(g)    Parties to Contract. Any contract described in this Article V or in Article VI hereof may be entered into with any corporation, trust, association, partnership, limited partnership, or other type of organization, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered void or voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be disqualified from voting on or executing the same in his capacity as Shareholder and/or Trustee, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article V or Article VI hereof. The same person (including a corporation, trust, association, partnership, limited partnership or other type of organization) may be the other party to contracts entered into pursuant to this Article V or Article VI hereof, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 5.1.

ARTICLE VI
CUSTODIAN
Section 6.1    Appointment and Duties. The Trustees at all times shall employ a bank, a company that is a member of a national securities exchange, or a trust company, each having capital, surplus and undivided profits of at least two million dollars ($2,000,000), or any other entity satisfying the requirements of the 1940 Act, as custodian with authority as its agent, but subject to such restrictions, limitations, and other requirements, if any, as may be contained in this Declaration of Trust or By-laws of the Trust:
        (a) to hold the securities and other assets of the Trust and deliver the same upon written order or oral order confirmed in writing;
        (b) to receive and receipt for any moneys due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct;
        (c) to disburse such funds upon orders or vouchers; and the Trust also may employ such custodian as its agent;
        (d) to keep the books and accounts of the Trust or of any Class and furnish clerical and accounting services; and
        (e) to compute, if authorized to do so by the Trustees, the Net Asset Value of the Trust or any Class, in accordance with the provisions hereof; all upon such basis of compensation as may be agreed upon between the Trustees and the custodian.
    The Trustees also may authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian, and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall be a bank, a company that is a member of a national securities exchange, a trust company or any other entity satisfying the requirements of the 1940 Act.

Section 6.2    Central Certificate System. Subject to such rules, regulations, and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, as amended, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust or its custodians, sub-custodians or other agents.
ARTICLE VII
SHAREHOLDER VOTING POWERS AND MEETINGS
Section 7.1    Voting. The Shareholders shall have power to vote only: (a) for the election of one or more Trustees in order to comply with the provisions of the 1940 Act (including Section 16(a) thereof); (b) with respect to any contract entered into pursuant to Article V to the extent required by the 1940 Act; (c) with respect to termination of the Trust or a Class thereof to the extent required by applicable laws and regulations; (d) with respect to any plan adopted pursuant to, or operated in accordance with, Rule 12b-1 (or any successor rule) under the 1940 Act, and related matters, to the extent required under the 1940 Act; and (e) with respect to such additional matters relating to the Trust, a Series or a Class as may be required by this Declaration of Trust, the By-laws or any registration of the Trust as an investment company under the 1940 Act or as the Trustees may consider necessary or desirable.
    On each matter submitted to a vote of Shareholders, unless the Trustees determine otherwise, all Shares of all Classes shall vote as a single class; provided, however, that: (a) as to any matter with respect to which a separate vote of any Class is required by the 1940 Act or other applicable law or is required by attributes applicable to any Class, such requirements as to a separate vote by that Class shall apply; (b) unless the Trustees determine that this clause (b) shall not apply in a particular case, to the extent that a matter referred to in clause (a) above affects more than one Class and the interests of each such Class in the matter are identical, then the Shares of all such affected Classes shall vote as a single class; and (c) as to any matter which does not affect the interests of a particular Class, only the holders of Shares of the one or more affected Classes shall be entitled to vote. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy or in any manner provided for in the By-laws. A proxy may be given in writing, by telephone, by Electronic Transmission or as otherwise provided for in the By-laws or permitted by law. Anything in this Declaration of Trust to the contrary notwithstanding, in the event a proposal by anyone other than the officers or Trustees of the Trust is submitted to a vote of the Shareholders of the Trust or one or more Classes thereof, or in the event of any proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees of the Trust, Shares may be voted only in person or by written proxy. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Declaration of Trust or the By-laws to be taken by Shareholders.
Section 7.2    Meetings. The Trust is not required to hold annual meetings of Shareholders. Meetings of Shareholders (including meetings involving only the holders of Shares of one or more but less than all Classes) may be called by the Trustees (or such other persons as set forth in the By-laws) from time to time to be held at such places within or without the State of Delaware, and on such dates as may be designated in the call thereof for the purpose of taking action upon any matter as to which the vote or authority of the Shareholders is required or permitted as provided in Section 7.1. Unless a different percentage is required by the By-laws, meetings of Shareholders shall be called by the Trustees upon the written request of Shareholders owning at least 51 percent (51%) of the Outstanding Shares entitled to vote. Notice shall be sent, postage prepaid, by mail or by such other means permitted by applicable law or the By-laws or determined by the Trustees, not less than 10 days prior to any such meeting.
Section 7.3    Quorum and Required Vote. Unless a larger percentage is required by law, by the By-laws, by any provision of this Declaration of Trust or by the Trustees, one-third of the Shares entitled to vote in person or by proxy on a particular matter shall be a quorum for the transaction of business at a Shareholders’ meeting with respect to that matter. Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held without the necessity of further notice. Except when a larger vote is required by law, by the By-laws, by any provision of this Declaration of Trust or by the Trustees, a majority of the Shares voted in person or by proxy on a particular matter at a meeting at which a quorum is present shall decide any questions with respect to that matter and a plurality shall elect a Trustee.
Section 7.4    Action by Written Consent. Subject to the provisions of the 1940 Act and other applicable laws and regulations, any action taken by Shareholders may be taken without a meeting, without a prior notice and without a vote if a majority of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by law, by any provision of this Declaration of Trust or by the Trustees) consent to the action in writing or by Electronic Transmission. Such consent shall be treated for all purposes as a vote taken at a meeting of shareholders. The Trustees may adopt additional rules and procedures regarding the taking of Shareholder action by written consents.

ARTICLE VIII
DISTRIBUTIONS AND REDEMPTIONS
Section 8.1    Distributions
(a)    The Trustees may from time to time declare and pay dividends or other distributions with respect to any Class. The amount of such dividends or distributions and the payment of them and whether they are in cash or any other Trust Property shall be wholly in the discretion of the Trustees.
(b)    Dividends and other distributions may be paid or made to the Shareholders of record at the time of declaring a dividend or other distribution or among the Shareholders of record at such other date or time or dates or times as the Trustees shall determine, which dividends or distributions, at the election of the Trustees, may be paid pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine. All dividends and other distributions on Shares of a particular Class shall be distributed pro rata to the Shareholders of that Class in proportion to the number of Shares of that Class they held on the record date established for such payment, except that in connection with any dividend or distribution program or procedure the Trustees may determine that no dividend or distribution shall be payable on Shares as to which the Shareholder’s purchase order and/or payment in the prescribed form has not been received by the time or times established by the Trustees under such program or procedure. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees shall deem appropriate.
(c)    Anything in this Declaration of Trust to the contrary notwithstanding, the Trustees may at any time declare and distribute a stock dividend pro rata among the Shareholders of a particular Class as of the record date established for such stock dividend. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.
    Section 8.2    Redemptions.
(a)    No Shareholder shall have any right to redeem Shares. Except as otherwise provided in this Declaration of Trust, no Shareholder or other person holding Shares shall have any ability to withdraw from the Trust or to tender Shares to the Trust for repurchase or otherwise to request repurchase of such Shares. From time to time, the Trust may redeem or repurchase its Shares, all upon such terms and conditions as may be determined by the Trustees and subject to any applicable provisions of the 1940 Act, as it may be amended from time to time, or any exemption therefrom or interpretation thereof. The Trust may require Shareholders to pay a withdrawal charge, a sales charge, or any other form of charge to the Trust, to the Principal Underwriter or to any other person designated by the Trustees upon redemption or repurchase of Shares in such amount as shall be determined from time to time by the Trustees. The Trust may also charge a redemption or repurchase fee, payable to the Trust, in such amount as may be determined from time to time by the Trustees. Payment for said Shares shall be made by the Trust as permitted under the 1940 Act. The provisions set forth in this Section 8.2(a) may be suspended or postponed by the Board of Trustees as permitted under the 1940 Act, or any exemption therefrom or interpretation thereof. The Trustees may from time to time specify conditions, not inconsistent with the 1940 Act, as it may be amended from time to time, or any exemption therefrom or interpretation thereof, regarding the redemption or repurchase of Shares of the Trust, which may include establishing a maximum amount of Shares that may be repurchased and prorating Shares tendered for repurchase if the repurchase is oversubscribed. The Trustees may, in their sole discretion, cause the Trust to repurchase all of a Shareholder’s Shares, if the net asset value of the Shareholder’s Shares, or the aggregate number of the Shareholder’s Shares, as a result of repurchase or transfer requests by the Shareholder, is less than any minimum amount established by the Trustees from time to time in their sole discretion. In the event that a Shareholder shall submit a request for the repurchase of a greater number of Shares than are allocated to such Shareholder, such request shall not be honored. The Trustees may declare a suspension of any repurchases or postpone the date of payment as permitted under the 1940 Act. Such suspension shall take effect at such time as the Trustees shall specify and thereafter there shall be no right of repurchase or payment until the Trustees shall declare the suspension at an end.
(b)    Subject to Section 8.2(a) hereof, the Trust may redeem or repurchase Shares at their net asset value or at such other price as is not inconsistent with the 1940 Act, as it may be amended from time to time, or any exemption therefrom or interpretation thereof, which may be reduced by any sales charge, withdrawal charge, redemption or repurchase fee, or any other form of charge authorized by the Trustees. Net asset value shall be determined as set forth in Section 8.3 hereof as of such time as the Trustees shall have prescribed. Subject to Section 8.2(a) hereof, any preferred shares may be redeemed or repurchased on such terms as are stipulated in the document or resolution of the Trustees establishing their terms. Payment for Shares redeemed or repurchased shall be made in cash or in property out of the assets of the Trust to the Shareholder of record at such time and in the manner, not inconsistent with the 1940 Act or other applicable laws.
(c)    Subject to applicable federal law, including the 1940 Act, the redemption or repurchase price may be paid, in any case or cases, wholly or partly in kind if the Trustees determine in their sole discretion that such payment is advisable in the interest of the remaining Shareholders of the Trust, and the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the redemption or repurchase price may be determined by or under authority of the Trustees in their sole discretion. In no case shall the Trust be liable for any delay of any corporation or other person in transferring securities selected for delivery as all or part of any payment in kind.

(d)    The Trustees may cause the Trust to repurchase or redeem Shares of a Shareholder or any person acquiring Shares from or through a Shareholder, on terms the Trustees believe are fair to the Trust and to the Shareholder or any person acquiring Shares from or through such Shareholder, in the event that the Trustees, in their sole discretion, determine or have reason to believe that:
(i)    the Shares have been transferred in violation of Section 2.4, or the Shares have vested in any person other than by operation of law as the result of the death, dissolution, bankruptcy, insolvency or adjudicated incompetence of the Shareholder;
(ii)    ownership of the Shares by a Shareholder or other person is likely to cause the Trust to be in violation of, or require registration of any Shares under, or subject the Trust to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;
(iii)    continued ownership of the Shares may be harmful or injurious to the business or reputation of the Trust, the Trustees or the Investment Adviser or any of their Affiliated Persons, or may subject the Trust or any of the Shareholders to an undue risk of adverse tax or other fiscal or regulatory consequences;
(iv)    any of the representations and warranties made by a Shareholder or other person in connection with the acquisition of the Shares was not true when made or has ceased to be true; or
(v)    it would be in the best interests of the Trust, as determined by the Trustees, for the Trust to repurchase the Shares.
(e)    If all of a Shareholder’s Shares are repurchased or redeemed, that Shareholder will cease to be a Shareholder.

Section 8.3    Determination of Net Asset Value. The term “Net Asset Value” of any Class shall mean that amount by which the assets belonging to that Class exceed the liabilities belonging to that Class, all as determined by or under the direction of the Trustees. Such value shall be determined separately for each Class and shall be determined on such days and at such times as the Trustees may determine. The Trustees may delegate any of their powers and duties under this Section 8.3 with respect to valuation of assets and liabilities. The resulting amount, which shall represent the total Net Asset Value of the particular Class, shall be divided by the total number of shares of that Class outstanding at the time and the quotient so obtained shall be the Net Asset Value per Share of that Class. At any time, the Trustees may cause the Net Asset Value per Share last determined to be determined again in similar manner and may fix the time when such re-determined value shall become effective. If, for any reason, the net income of any Class, determined at any time, is a negative amount, the Trustees shall have the power with respect to that Class: (i) to offset each Shareholder’s pro rata share of such negative amount from the accrued dividend account of such Shareholder; or (ii) to reduce the number of Outstanding Shares of such Class by reducing the number of Shares in the account of each Shareholder by a pro rata portion of the number of full and fractional Shares which represents the amount of such excess negative net income; or (iii) to cause to be recorded on the books of such Class an asset account in the amount of such negative net income (provided that the same shall thereupon become the property of such Class with respect to such Class and shall not be paid to any Shareholder), which account may be reduced by the amount of dividends declared thereafter upon the Outstanding Shares of such Class on the day such negative net income is experienced, until such asset account is reduced to zero; or (iv) to combine the methods described in clauses (i) and (ii) and (iii) of this sentence; or (v) to take any other action they deem appropriate, in order to cause (or in order to assist in causing) the Net Asset Value per Share of such Class to remain at a constant amount per Outstanding Share immediately after each such determination and declaration. The Trustees also shall have the power not to declare a dividend out of net income for the purpose of causing the Net Asset Value per Share to be increased. The Trustees shall not be required to adopt, but at any time may adopt, discontinue, or amend the practice of maintaining the Net Asset Value per Share of a Class at a constant amount.
ARTICLE IX
LIMITATION OF LIABILITY AND INDEMNIFICATION
Section 9.1    Limitation of Liability. All persons contracting with or having any claim against the Trust or a particular Class shall look only to the assets of such particular Class for payment under such contract or claim, and neither the Trustees nor, when acting in such capacity, any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor. Every written instrument or obligation on behalf of the Trust or any Class may contain a statement to the foregoing effect, but the absence of such statement shall not operate to make any Trustee or officer of the Trust liable thereunder. To the fullest extent that limitations on the liability of Trustees and officers are permitted by the Delaware Act, no Trustee or officer of the Trust shall have any liability to the Trust or its Shareholders for money damages, and the Trustees and officers of the Trust shall not be responsible or liable for any act or omission or for neglect or wrongdoing by them or any officer, agent, employee, investment adviser or independent contractor of the Trust, but nothing contained in this Declaration of Trust or in the Act shall protect any Trustee or officer of the Trust against liability to the Trust or to Shareholders to which such Trustee or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.
Section 9.2    Indemnification. The Trust shall indemnify and advance expenses to any person who is or was a Trustee, officer or employee of the Trust, or a trustee, director, officer or employee of any other entity which he serves or served at the request of the Trust and in which the Trust has or had any interest as a shareholder, creditor, or otherwise (each of such persons a “Covered Person”) to the maximum extent permitted by Delaware law and the 1940 Act, against all liabilities and reasonable expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and expenses including reasonable accountants’ and counsel fees) reasonably incurred in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal or derivative, before any court or administrative or legislative body, in which he may be involved or with which he may be threatened, while as a Covered Person or thereafter, by reason of being or having been such a Covered Person, except that no Covered Person shall be indemnified against any liability to the Trust or its Shareholders to which such Covered Person would otherwise be subject by reason of bad faith, willful misfeasance, gross negligence or reckless disregard of his duties involved in the conduct of such Covered Person’s office. The payment of expenses in advance of the final disposition of an action, suit or proceeding as provided for herein may be made on terms fixed by the Board of Trustees and conditioned upon receipt of an undertaking by or on behalf of the Covered Person to repay to the Trust any amounts so paid if it is ultimately determined that indemnification of such expenses is not authorized under this Section 9.2. No amendment of this Declaration of Trust or repeal of any of the provisions hereof shall limit or eliminate the right of indemnification provided by this Section 9.2 with respect to acts or omissions occurring prior to such amendment or repeal.
Section 9.3    Indemnification Not Exclusive. The right of indemnification provided by this Article IX shall not be exclusive of or affect any other rights to which any Covered Person may be entitled. As used in this Article IX, “Covered Person” shall include such person’s heirs, executors and administrators, and a “disinterested, non-party Trustee” is a Trustee who is neither an Interested Person of the Trust nor a party to the proceeding in question.

Section 9.4    No Duty of Investigation; Notice in Trust Instruments, Etc. No purchaser, lender, transfer agent or other person dealing with the Trustees or any officer, employee or agent of the Trust or a Class shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Share, other security of the Trust or a Class or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration of Trust or in their capacity as officers, employees or agents of the Trust or a Class. Every written obligation, contract, instrument, certificate, Share, other security of the Trust or a Class or undertaking made or issued by the Trustees may recite that the same is executed or made by them not individually, but as Trustees under this Declaration of Trust, and that the obligations of the Trust or a Class under any such instrument are not binding upon any of the Trustees or Shareholders individually, but bind only the Trust Property or the Trust Property of the applicable Class, and may contain any further recital which they may deem appropriate, but the omission of such recital shall not operate to bind the Trustees individually.
Section 9.5    Reliance on Experts, Etc. Each Trustee, officer or employee of the Trust or a Class shall, in the performance of his duties, powers and discretions hereunder be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust or a Class, upon an opinion of counsel, or upon reports made to the Trust or a Class by any of its officers or employees or by any investment adviser, administrator, distributor, transfer agent of the Trust or by selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.
Section 9.6    Shareholders. In case any Shareholder or former Shareholder of any Class shall be held to be personally liable solely by reason of his being or having been a Shareholder of such Class and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives, or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets belonging to the applicable Class to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust shall, upon request by the Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of the Class and satisfy any judgment thereon from the assets of the Class. The indemnification and reimbursement required by the preceding sentence shall be made only out of assets of the one or more Classes whose Shares were held by said Shareholder at the time the act or event occurred which gave rise to the claim against or liability of said Shareholder. The rights accruing to a Shareholder under this Section shall not impair any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust or any Class to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.

ARTICLE X
MISCELLANEOUS
Section 10.1    Statutory Trust Only. It is the intention of the Trustees to create a statutory trust pursuant to the Act. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation or any form of legal relationship other than a statutory trust pursuant to the Act. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.
Section 10.2    Trustees’ Good Faith Action; No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. Subject to the provisions of Article IX hereof, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. No Trustees shall be required to give any bond or surety or any other security for the performance of their duties.
Section 10.3    Establishment of Record Dates. For the purpose of determining the Shareholders of any Class who are entitled to receive payment of any dividend or other distribution, the Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or other distribution, as the record date for determining the Shareholders of such Class having the right to receive such dividend or other distribution. Without fixing a record date, the Trustees may for distribution purposes close the register or transfer books for one or more Classes any time prior to the payment of a distribution. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Classes. The Trustees may fix in advance a date, to be determined by the Trustees and no longer than that permitted by applicable laws and regulations, before the date of any Shareholders’ meeting, or the date for the payment of any dividends or other distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of such dividend or other distribution, or to receive any such allotment of rights, or to exercise such rights in respect of any such change, conversion or exchange of Shares.

Section 10.4    Dissolution and Termination of Trust
(a)    This Trust shall continue without limitation of time but subject to the provisions of sub-sections (b) and (c) of this Section 10.4.
(b)    Notwithstanding anything in Section 10.5 to the contrary, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act liquidate, reorganize or dissolve the Trust or any Class in any manner or fashion not inconsistent with applicable laws and regulations, including, without limitation, by:
    i.    selling and conveying all or substantially all of the assets of the Trust or any Class to another trust, partnership, limited liability company, association or corporation, or to a separate series or class of shares thereof, organized under the laws of any state or jurisdiction, for adequate consideration which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust or any Class, and which may include shares of beneficial interest, stock or other ownership interests of such trust, partnership, limited liability company, association or corporation or of a series or class of shares thereof; or
    ii.    at any time selling and converting into money all of the assets of the Trust or any Class.
    Following a sale or conversion in accordance with this Section 10.4(b), and upon making reasonable provision, in the determination of the Trustees, for the payment of all liabilities of the Trust or the affected Class as required by applicable law, by such assumption or otherwise, the Shareholders of each Class involved in such sale or conversion shall be entitled to receive, as a Class, when and as declared by the Trustees, the excess of the assets belonging to that Class over the liabilities belonging to that Class. The assets so distributable to the Shareholders of any particular Class shall be distributed among such Shareholders in proportion to the number of Shares of that Class held by them and recorded on the books of the Trust.
(c)    Upon completion of the distribution of the remaining proceeds or the remaining assets as provided in Section 10.4(b), the Trust (in the case of a sale or conversion with respect to the Trust as a whole) or any affected Class shall terminate, the Trustees and the Trust or any affected Class shall be discharged of any and all further liabilities and duties hereunder, and the right, title and interest of all parties with respect to the Trust or such affected Class shall be cancelled and discharged.
    Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Certificate of Trust to be filed in accordance with the Act, which certificate of cancellation may be signed by any one (1) or more of the Trustees.

Section 10.5    Merger, Consolidation, Reorganization
    (a) Notwithstanding any other provision of this Declaration of Trust, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, (i) cause the Trust to convert into or merge, reorganize or consolidate with or into one or more trusts, partnerships, limited liability companies, associations, corporations or other business entities (each, a “Successor Entity”), or a series of any Successor Entity to the extent permitted by law, (ii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law, (iii) cause the Trust to incorporate under the laws of a state, commonwealth, possession or colony of the United States, (iv) sell or convey all or substantially all of the assets of the Trust or any Class to another Class of the Trust or to a Successor Entity, or a series of a Successor Entity to the extent permitted by law, for adequate consideration as determined by the Trustees which may include the assumption of some or all outstanding obligations, taxes and other liabilities, accrued or contingent of the Trust or any affected Class, and which may include Shares of such other Class of the Trust or shares of beneficial interest, stock or other ownership interest of such Successor Entity (or series thereof) or (v) at any time sell or convert into money all or any part of the assets of the Trust or any Class thereof. Any agreement of merger, reorganization, consolidation, exchange or conversion or certificate of merger, certificate of conversion or other applicable certificate may be signed by one (1) or more of the Trustees or an authorized officer of the Trust, and facsimile signatures conveyed by electronic or telecommunication means shall be valid.
    (b) Pursuant to and in accordance with the provisions of Section 3815(f) of the Act, and notwithstanding anything to the contrary contained in this Declaration of Trust, an agreement of merger or consolidation approved by the Trustees in accordance with Section 10.5(a) hereof may effect any amendment to this Declaration of Trust or effect the adoption of a new trust instrument of the Trust if the Trust is the surviving or resulting trust in the merger or consolidation.
        (c) Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, create one or more statutory or business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust or any Class thereof may be transferred and may provide for the conversion of Shares in the Trust or any Class thereof into beneficial interests in any such newly created trust or trusts or any classes thereof.

Section 10.6    Open-End Conversion. Notwithstanding any other provisions of this Declaration of Trust or the By-Laws, a favorable vote of the holders of not less than seventy-five percent (75%) of the Shares of the Trust, or each affected Class outstanding, voting as separate Classes, shall be required to approve, adopt or authorize an amendment to this Declaration of Trust that makes each Share a “redeemable security” and converts the Trust from a “closed-end company” to an “open-end company” as those terms in quotations are defined in the 1940 Act, unless such amendment has been approved by a majority of the Trustees then in office, in which case a Majority Shareholder Vote shall be required. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by law, or any agreement between the Trust and any national securities exchange.
Section 10.7    Filing of Copies, References, and Headings. The original or a copy of this Declaration of Trust and of each amendment hereof, supplement hereto or restatement hereof shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such amendments, supplements or restatements have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of this Declaration of Trust or of any such amendment, supplement or restatement. In this Declaration of Trust or in any such amendment, supplement or restatement, references to this Declaration of Trust, and all expressions like “herein,” “hereof” and “hereunder,” shall be deemed to refer to this Declaration of Trust as amended or affected by any such amendment, supplement or restatement. All expressions such as or similar to “his,” “he,” and “him” shall be deemed to include the feminine and neuter, as well as masculine, genders. All references to Delaware law, the Act, the 1940 Act, the Internal Revenue Code and applicable laws and regulations shall be deemed to refer to such statutes, laws and regulations as amended and as in effect from time to time. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this Declaration of Trust, rather than the headings, shall control. This Declaration of Trust may be executed in any number of counterparts, each of which shall be deemed an original.
Section 10.8    Applicable Law. The trust set forth in this instrument is made in the State of Delaware, and the Trust and this Declaration of Trust, and the rights and obligations of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Act and the laws of the State of Delaware; provided, however, that there shall not be applicable to the Trust, the Trustees or this Declaration of Trust (a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Act) pertaining to trusts which relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration of Trust. The Trust shall be of the type commonly called a “statutory trust,” and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.
Section 10.9    Amendments. Except as specifically provided herein, the Trustees may, without Shareholder approval, amend, supplement or restate this Declaration of Trust by making an instrument of amendment, supplement or restatement. Shareholders shall have the right to vote: (i) on any amendment which would affect their right to vote granted in Section 7.1, (ii) on any amendment to this Section 10.9, (iii) on any amendment for which such vote is required by law and (iv) on any amendment submitted to them by the Trustees. Any amendment required or permitted to be submitted to Shareholders which, as the Trustees determine, shall affect the Shareholders of one or more Classes shall be authorized by vote of the Shareholders of each Class affected and no vote of shareholders of a Class not affected shall be required. The Certificate of Trust may be amended or restated by any Trustee upon approval by the Trustees as necessary or desirable to reflect any change in the information set forth therein, and any such amendment or restatement shall be effective immediately upon filing in the office of the Delaware Secretary of State or upon such future date as may be stated therein. Notwithstanding anything else herein, no amendment hereof shall limit the indemnification or other rights provided by Article IX with respect to any actions or omissions of Covered Persons prior to such amendment.
Section 10.10    Fiscal Year. The fiscal year of the Trust shall end on a specified date as determined from time to time by the Trustees.
Section 10.11    Provisions in Conflict with Law. The provisions of this Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provisions shall be interpreted in such a manner as to resolve any such conflict or, if appropriate, deemed never to have constituted a part of this Declaration of Trust; provided, however, that such latter determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination. If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provisions in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

Section 10.12    Alternative Voting. Notwithstanding any other provision of this Declaration of Trust and pursuant to procedures adopted by the Board of Trustees, and consistent with applicable laws and regulations, the Board of Trustees may determine, with respect to any matter submitted to the vote of the Shareholders of the Trust or any Class, that each Shareholder shall be entitled to one (1) vote for each dollar (and a fractional vote for each fraction of a dollar) of Net Asset Value per Share of a Class, as applicable.
Section 10.13    Use of Name. The Board of Trustees expressly agrees and acknowledges that the name “Principal Private Credit Fund I” is the sole property of the Trust’s investment adviser, Principal Global Investors, LLC (“Adviser”). The Adviser has granted to the Trust a non-exclusive license to use such name as the name of the Trust now and in the future. The Board of Trustees further expressly agrees and acknowledges that the non-exclusive license granted herein may be terminated by the Adviser if the Trust ceases to use the Adviser or one of its Affiliates as investment adviser. In such event, the nonexclusive license may be revoked by the Adviser and the Trust shall cease using the name “Principal Private Credit Fund I” or any name misleadingly implying a continuing relationship between the Trust and the Adviser or any of its Affiliates, as part of its name, unless otherwise consented to by the Adviser or any successor to its interests in such names.
[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned, being the Initial Trustee of the Trust, has executed this Declaration of Trust as of the day and year first written above.

By:	/s/ John L. Sullivan
Name:	John L. Sullivan